Exhibit 99.1

For Immediate Release

ValCom PURSUES NEW LITIGATION AGAINST VINCENT VELLARDITA;

Announces FRANK O’DONNELL AND VELLARDITA RESIGN FROM BOARD

NEW YORK, April 26, 2012 -- ValCom, Inc. (Pink Sheets: VLCO) announced today that the company has filed a lawsuit in the Court of Chancery of the State of Delaware against Vincent Vellardita, Nalin Rathod and Rahul Rathod, and Solomed Pte. Ltd., an entity under the control of the Rathods. The lawsuit alleges, among other things, corporate mismanagement, corporate waste, self-dealing, breach of fiduciary duties, breach of duty of loyalty, and breach of the implied duty of good faith and fair dealing. In addition, the complaint alleges Mr. Vellardita, along with the Rathods, engaging in a civil conspiracy and/or aiding and abetting in a civil conspiracy to fraudulently authorize and issue ValCom securities.

On April 23, 2012, Vince Vellardita resigned as a member of the board of directors effective April 20, 2012. Mr. Vellardita’s resignation comes following months of litigation surrounding the control and management of ValCom, the summation of which resulted in the Delaware court’s eviction of Mr. Vellardita as CEO and Chairman of the company last month.

Several hours following receipt of Mr. Vellardita’s resignation, the board of directors received Frank O’Donnell’s resignation as a member of the board.

“We believe Mr. Vellardita and Mr. O’Donnell’s spontaneous resignations as directors to be in the best interests of ValCom” stated Patrick Willemsen, President and Chairman of Valcom, “the company has set a new course and it is important that ValCom’s management and Board of Directors be unified in their commitment towards the company’s mission to improve shareholder value by improving ValCom’s business practices and monetizing its assets.” Mr. Willemsen continued “we are embarking on a new era for ValCom, and our new board is turning a new page. However, it has become apparent that during his tenure as CEO, Mr. Vellardita caused substantial harm to ValCom and its shareholders, and ValCom’s board deems it their fiduciary responsibility on behalf of all of ValCom’s shareholders to pursue legal action against Mr. Vellardita, and his accomplices, for the damage they have caused to the company.”

Valcom’s board of directors is now comprised of Patrick Willemsen, Silvana Manning, Tim Harrington, and Mike Vredegoor.

About ValCom, Inc.

ValCom, Inc. is a diversified, fully integrated, independent entertainment company that has been in operation since 1983. ValCom, Inc., through its operating divisions and subsidiaries, creates and operates full service facilities that accommodate film, television and commercial productions with its four divisions comprised of television and film production, broadcasting (My Family TV Network), distribution, and live theatre. For more information, please visit the company's website at www.valcom.tv

Note About Forward-Looking Statements

With the exception of historical information, this press release may contain forward-looking statements as that are made pursuant to the "safe harbor" provisions as defined within The Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," and similar expressions. In addition, any other statements which contain characterizations of future events or circumstances are forward-looking statements. These statements are based upon management's current expectations as of the date of this press release. Actual results may differ materially from the expectations contained in this press release due to a number of risks and uncertainties relating to our business which are discussed in ValCom's periodic filings with the Securities and Exchange Commission. ValCom, Inc. does not undertake any responsibility to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For More Information Contact:
Silvana Costa Manning
T: (973) 588-7084